Accel Entertainment Announces Q2 2020 Operating Results August 06, 2020 07:30 AM Eastern Daylight Time CHICAGO--(BUSINESS WIRE)--Accel Entertainment, Inc. (NYSE: ACEL) today announced certain financial and operating results for the three-months and six-months ended June 30, 2020. Accel Q2 2020 Highlights: In response to the COVID-19 pandemic, the Illinois Gaming Board shut down all video gaming terminals (“VGTs”) across the state of Illinois from March 16th to June 30th Ended Q2 2020 with 2,335 locations; an increase of 33% compared to Q2 2019 (9% increase excluding the impact of the Grand River acquisition) Ended Q2 2020 with 11,108 VGTs; an increase of 37% compared to Q2 2019 (16% increase excluding the impact of the Grand River acquisition) Q2 2020 Adjusted EBITDA loss of $9 million, a decrease of 142% compared to Q2 2019 Recent Events: On July 22, 2020 Accel acquired Tom’s Amusements Company, Inc., a Southeastern U.S. amusement operator and Master Licensee in the state of Georgia On August 4, 2020 Accel amended its 2019 Senior Secured Credit Facility providing financial covenant relief through Q1 2021 Accel Entertainment CEO Andy Rubenstein commented, “Naturally with the state imposed shut down of VGTs and as we all try to weather this global pandemic, this was a quiet quarter for Accel. While our operations were suspended during this time, the strengths of our asset-lite business model allowed us to quickly adapt to new protocols, prepare for relaunch and ensure the long-term prosperity of our company. Since the relaunch on July 1 we have been encouraged by the enthusiasm our players have demonstrated in their return to gaming which has resulted in July gaming revenue near our pre-COVID-19 budget.” /

Condensed Consolidated Statements of Operations and Other Data As of and for the As of and for the Three Months Ended June Six Months Ended June 30, 30, (in thousands) 2020 2019 2020 2019 Total net revenues $379 $104,267 $105,607 $201,692 Operating (loss) income (23,840) 9,255 (21,696) 17,975 (Loss) income before income tax (benefit) expense (26,329) 6,099 (28,434) 11,772 Net (loss) income (21,274) 4,328 (23,240) 8,323 Other Financial Data: Adjusted EBITDA(1) ($8,745) $20,861 $6,095 $40,669 Adjusted net (loss) income(2) ($13,593) $7,523 ($7,402) $15,071 (1) Adjusted EBITDA is defined as net (loss) income plus amortization of route and customer acquisition costs and location contracts acquired; stock-based compensation expense; other expenses, net; tax effect of adjustments; depreciation and amortization of property and equipment; interest expense; and provision for income taxes. For additional information on Adjusted EBITDA and a reconciliation of net (loss) income to Adjusted EBITDA, see “Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted net (loss) income.” (2) Adjusted net (loss) income is defined as net (loss) income plus amortization of route and customer acquisition costs and location contracts acquired; stock-based compensation expense; other expenses, net; and tax effect of adjustments. For additional information on Adjusted net (loss) income and a reconciliation of net (loss) income to Adjusted net (loss) income, see "Non-GAAP Financial Measures— Adjusted EBITDA and Adjusted net (loss) income.” /

Key Metrics

	As of June 30,	
	2020	2019
Licensed establishments[1]	2,335	1,762
Video gaming terminals[2]	11,108	8,082
Average remaining contract term (years)[3]	6.8	7.4

	June 30,	
	2020	2019
Hold-per-day – for the three months ended[4] (in whole dollars)	$—	$139
Hold-per-day – for the six months ended[4] (in whole dollars)	$124	$137

(1) Based on Scientific Games International third-party terminal operator portal data which is updated at the end of each gaming day and includes licensed establishments that may be temporarily closed but still connected to the central system. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.

(2) Based on Scientific Games International third-party terminal operator portal data which is updated at the end of each gaming day and includes VGTs that may be temporarily shut off but still connected to the central system. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.

(3) Calculated by determining the average expiration date of all outstanding contracts, and then subtracting the applicable measurement date. The IGB limited the length of contracts entered into after February 2, 2018 to a maximum of eight years with no automatic renewals. Excluding the Grand River Jackpot acquisition, the Average remaining contract life was 7.0 years as of June 30, 2020.

(4) Calculated by dividing the difference between cash deposited in all VGTs and tickets issued to players by the average number of VGTs in operation during the period being measured, and then further dividing such quotient by the number of open days in such period. There were no gaming days for the three months ended June 30, 2020, due to the IGB mandated COVID-19 shutdown. Hold per day for the six months ended June 30, 2020 is computed based on 76-eligible days of gaming (excludes 106 non-gaming days due to the IGB mandated COVID-19 shutdown).

Condensed Consolidated Statements of Cash Flows Data

	Six Months Ended June 30,	
(in thousands)	2020	2019
Net cash (used in) provided by operating activities	($17,284)	$26,083
Net cash used in investing activities	(4,002)	(10,548)
Net cash provided by (used in) financing activities	44,717	(8,257)

Non-GAAP Financial Measures For the Three Months Ended For the Six Months Ended June 30, June 30, (in thousands) 2020 2019 2020 2019 Net (loss) income ($21,274) $4,328 ($23,240) $8,323 Adjustments: Amortization of route and customer acquisition costs and location contracts acquired(1) 5,565 4,624 11,130 8,927 Stock-based compensation(2) 1,327 128 2,387 256 Other expenses, net(3) 3,132 754 4,336 1,370 Tax effect of adjustments(4) (2,343) (2,311) (2,015) (3,805) Adjusted net (loss) income ($13,593) $7,523 ($7,402) $15,071 Depreciation and amortization of property and equipment 5,071 6,100 9,938 12,141 Interest expense, net 2,489 3,156 6,738 6,203 Income tax (benefit) expense (2,712) 4,082 (3,179) 7,254 Adjusted EBITDA ($8,745) $20,861 $6,095 $40,669 /

(1) Route and customer acquisition costs consist of upfront cash payments and future cash payments to third party sales agents to acquire the licensed video gaming establishments that are not connected with a business combination. Accel amortizes the upfront cash payment over the life of the contract, including expected renewals, beginning on the date the location goes live, and recognizes non-cash amortization charges with respect to such items. Future or deferred cash payments, which may occur based on terms of the underlying contract, are generally lower in the aggregate as compared to established practice of providing higher upfront payments, and are also capitalized and amortized over the remaining life of the contract. Future cash payments do not include cash costs associated with renewing customer contracts as Accel does not generally incur significant costs as a result of extension or renewal of an existing contract. Location contracts acquired in a business combination are recorded at fair value as part of the business combination accounting and then amortized as an intangible asset on a straight-line basis over the expected useful life of the contract of 10 years. “Amortization of route and customer acquisition costs and location contracts acquired” aggregates the non-cash amortization charges relating to upfront route and customer acquisition cost payments and location contracts acquired. (2) Stock-based compensation consists of options, restricted stock units and warrants. (3) Other expenses, net consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, (ii) non-recurring expenses including expenses relating to lobbying efforts and legal expenses in Pennsylvania and lobbying efforts in Missouri, (iii) other non-recurring expenses and (iv) non-recurring costs associated with COVID-19. (4) Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations. Conference Call Accel will host an investor conference call on August 6, 2020 at 11 a.m. Central (12 p.m. Eastern) to discuss these operating and financial results. Interested parties may join the live webcast by registering at http://www.directeventreg.com/registration/event/1175906. The registration link to the live webcast will also be available on Accel’s investor relations website, as will a replay of the webcast following completion of the call: ir.accelentertainment.com. About Accel Accel is a leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the Illinois market. Accel’s business consists of the installation, maintenance and operation of VGTs, redemption devices that disburse winnings and contain ATM functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores. Forward Looking Statements This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “target,” “plan,” “outlook” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking /

statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law. Non-GAAP Financial Information This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), including Adjusted EBITDA and Adjusted net (loss) income. Adjusted EBITDA and Adjusted net (loss) income are non-GAAP financial measure and are key metrics used to monitor ongoing core operations. Management of Accel believes Adjusted EBITDA and Adjusted net (loss) income enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitate company-to-company and period- to-period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items or represent certain nonrecurring items that are unrelated to core performance. Management of Accel also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance. Although Accel excludes amortization of route and customer acquisition costs and location contracts acquired from Adjusted EBITDA and Adjusted net (loss) income, Accel believes that it is important for investors to understand that these route, customer and location contract acquisitions contribute to revenue generation. Any future acquisitions may result in amortization of route and customer acquisition costs and location contracts acquired. Adjusted EBITDA and Adjusted net (loss) income are not recognized terms under GAAP. These non-GAAP financial measures excludes some, but not all, items that affect net (loss) income, and these measures may vary among companies. These non-GAAP financial measures are unaudited and have important limitations as an analytical tool, should not be viewed in isolation and does not purport to be an alternative to net (loss) income as indicators of operating performance. Contacts Eric Bonach Abernathy MacGregor 212-371-5999 ejb@abmac.com /